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                                  EXHIBIT 99(a)

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Rurban Financial Corp.
Defiance, Ohio

We have audited the accompanying consolidated statements of income, changes in shareholders' equity and cash flows of Rurban Financial Corp. and Subsidiaries for the year ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Rurban Financial Corp. and Subsidiaries for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                             Crowe, Chizek and Company LLP

                                             /s/ Crowe, Chizek and Company LLP

South Bend, Indiana
April 8, 2002

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